Christopher J. McComish Chief Executive Officer David Antolik President Mark Kochvar Chief Financial Officer Second Quarter 2025

Forward Looking Statements and Risk Factors This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge- offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re- emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations. Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made. Non-GAAP Financial Measures In addition to the traditional measures presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this presentation contains or references certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying business, operational performance and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries. 2

3 • Founded in Indiana, PA in 1902 • $9.8 billion in assets • $7.9 billion in deposits • $7.9 billion in loans • $1.5 billion market cap • Stock symbol: STBA Corporate Profile

Geographic Footprint 4 Serving more than 130,000 households in Pennsylvania and Ohio Footprint comprises 9.6 million people and 222,000 businesses 1,200 team members providing exceptional customer satisfaction at more than 73 locations Akron Columbus Philadelphia Harrisburg Pittsburgh Indiana

Forbes America’s Best Midsize Employers S&T was honored as one of America’s Best Midsize Employers by Forbes and Statista in 2023 and 2024. This annual ranking is based on a survey of more that 170,000 U.S.-based workers at American companies that were asked to rate their employer. Awards Award-winning performance and employee engagement 5 Forbes America’s Best Banks S&T was named on the Forbes America’s Best Banks list for a second consecutive year in 2025. This annual ranking is based on metrics measuring growth, credit quality and profitability, as well as stock performance. 2024 American Banker Best Banks to Work For S&T was named a 2024 American Banker Best Banks to Work For. This recognition was obtained through an in-depth employee survey conducted by the Best Companies Group and recognizes banks that do an exceptional job of providing employees with competitive benefits and a welcoming environment. 2025 USA Today Top Workplace S&T’s recognition as a Top Workplace is based on anonymous employee feedback from a research- based survey issued by Energage. Top Workplaces recognizes organizations that have created outstanding workplace cultures, and this marks the second time the Bank has won this award, first being named to the prestigious list in 2023.

6 Strategic Path VALUES PURPOSE DRIVERS Our Shared Future represents a journey that began three years ago focused on building a foundation that enables profitable and sustainable growth.

Performance Drivers and Targets 7 Enterprise Risk Management Talent & Engagement Deposit Franchise Loans/Deposits below median Cost of Deposits below median Core Profitability PPNR/Avg Assets top quartile NIM above median Asset Quality NCO/Loans below median NPA/Loans & OREO below median Valuation Price/Tangible Book Value top quartile Total Shareholder Return top quartile Performance Drivers and Targets Goals Delivering long-term, sustainable financial performance (1) Targets are measured against our appendix peer group

Strategic Priorities Positioned to execute on customer growth strategies to improve operating leverage Maintain peer median asset quality enabling a greater focus on growth Strategically positioned to capitalize on targeted M&A opportunities

Loan Highlights • Commercial pipelines double the size from one year ago • Asset quality improvement allowing us to focus on growth Future Opportunities • Continue expanding our business and commercial banking teams and capabilities • Growth opportunities in C&I, CRE and Business Banking • Home equity emphasis due to limited mortgage refinancing 9 Organic Growth Positioned to execute on customer growth strategies to improve operating leverage (1) Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. Deposit Highlights • Eighth consecutive quarter of customer deposit growth • Strong core deposit base with DDA comprising 28% of total deposits Future Opportunities • Treasury Management growth • Small Business/Business Banking opportunity • Enhance the customer experience using data analytics to identify opportunities to further deepen relationships 6% better than peer 1% better than peer (1) Peer

10 • Homer City Generating Station will be transformed to the new Homer City Energy Campus that will include natural gas- powered data centers to support AI and high-performance computing. • Capital investment of more than $10 billion for power generation, with data center development injecting billions more, which would make this the largest such investment in PA history and the largest natural gas-powered plant in the country. • Potential creation of more than 10,000 direct on-site construction-related jobs* along with approximately 1,000 total direct and indirect permanent high-paying positions** • Construction expected to commence this year and the first turbine deliveries are expected to begin in 2026. Begin producing power by 2027. Energy and AI Data Center Campus Homer City Redevelopment Project Source: https://www.homercityredevelopment.com *Anticipated total number of direct on-site jobs related to the construction of both the natural gas-powered plant and the data center campus over an expected five-year period. **Anticipated total number of direct and indirect permanent positions to support the operations of both the natural gas-powered plant and all aspects of the data center campus once running at full capacity following the completion of the construction. Indiana County S&T Bank has a 49% deposit market share

11 M&A Target Priorities • Existing or contiguous market expansion with institutions $1 - $6 billion in assets • Enhancement of deposit franchise • Access to growing markets • Alignment of cultures S&T Preparedness • Record levels of capital • Strong performer with solid return metrics • Infrastructure for growth • Foundation built for enhanced regulatory oversight • Strong leadership team blending legacy with new large-bank expertise • Industry leading employee engagement and customer loyalty Mergers & Acquisitions Strategically positioned to capitalize on targeted M&A opportunities

Asset Quality 12 0.23% 1.80% 2.92% (1) Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. 1.32% 14.41% Maintain peer median asset quality enabling a greater focus on growth Asset Quality Highlights • Asset quality improvement positively impacted earnings in year-to-date 2025 and 2024 with minimal provision for credit losses • Achieved peer median goal on criticized and classified loans • Nonperforming assets at manageable levels Future Opportunities • Maintain discipline while pursuing growth • Regionalization of credit teams to foster enhanced credit oversight and growth (1) (1)

13 Second Quarter Overview RETURN METRICS EARNINGS Net Income $31.9 million *Refer to appendix for reconciliation of non-GAAP financial measures EPS $0.83 ROA 1.32% ROE 8.91% ROTE* 12.12% PPNR* 1.73% HIGHLIGHTS • Strong earnings and return metrics • Net interest income growth of 3.90% • NIM expansion of 7 basis points to 3.88% • Solid loan growth • Stable asset quality metrics ACL 1.24% NCO 0.06% ASSET QUALITY NPA 0.27% NIM* 3.88% Efficiency Ratio* 57.73% BALANCE SHEET Loan growth $98.1 million 5.02% (annualized) Deposit growth $28.0 million 1.42% (annualized) OTHER

PPNR / AVERAGE ASSETS * 2021 2022 2023 2024 YTD 2025 0.0% 0.6% 1.2% 1.8% 2.4% RETURN ON AVERAGE TANGIBLE EQUITY * 2021 2022 2023 2024 YTD 2025 0.0% 5.0% 10.0% 15.0% 20.0% RETURN ON AVERAGE ASSETS 2021 2022 2023 2024 YTD 2025 0.0% 0.4% 0.8% 1.2% 1.6% RETURN ON AVERAGE EQUITY 2021 2022 2023 2024 YTD 2025 0.0% 5.0% 10.0% 15.0% Performance 14 1.48% 1.36% 11.47% 9.30% 9.86% 1.62% 2.12% 1.77% 17.02% 13.85% (1) Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. (*)Refer to appendix for reconciliation of non-GAAP financial measures. 1.56% 11.80% 17.15% 1.93% 1.73% 9.28% 13.84% 12.69% Peer(1) Peer(1) Peer(1) Peer(1) 1.37% 1.18%

15 Balance Sheet • Loan growth of $98.1 million (5.02% annualized); $67.3 million of commercial and $30.8 million of consumer growth • Customer deposit growth of $28.0 million (1.42% annualized) • DDA increased $18 million and comprises 28% of total deposits Dollars in millions 2Q25 1Q25 Var $ 203 $ 212 $ (9) 1,021 1,011 10 7,934 7,836 98 7,921 7,893 28 250 195 55 (100) (50) 0 50 100 Cash & Int Bear Bal Securities Loans Total Deposits Borrowings 2Q25 vs 1Q25: 2Q25 vs 1Q25 DEPOSIT CHANGES DECREASES/INCREASES

Loan Mix Our loan portfolio is well-diversified: Dollars in millions 16 Amount % of Total CRE $3,520 44% Consumer 2,504 32% C&I 1,512 19% Construction 398 5% Total $7,934 100%

Deposit Mix We have a strong, well-diversified deposit base of more than 130,000 households: Dollars in millions 17 Amount % of Total DDA $2,182 28% MM 2,236 28% CDs 1,885 24% Savings 879 11% Int Bear DDA 738 9% Total $7,920 100% Amount % of Total Average Account Size (in $000) Average Age (in years) Personal $4,740 60% $18 12 Business 2,980 38% 74 10 Brokered 200 2% — — Total $7,920 100% $26 12 Business 1% Brok 1%

18 FUNDING SOURCES Funding Capacity • Strong liquidity position with well-diversified deposit base • Significant funding availability through FHLB and Federal Reserve • Insured and collateralized municipal deposits comprise 71% of total deposits • Funding availability meets liquidity needs in both normal and stress environments Dollars in millions Capacity Used Available FHLB $2,061 $366 $1,695 Federal Reserve 2,097 — 2,097 Total Funding Sources $4,158 $366 $3,792 $3,792 $2,698 Available Funding Uninsured Deposits 140% INSURED/UNINSURED DEPOSITS

19 Asset Quality ACL Trend: Dollars in millions ASSET QUALITY TRENDS • ACL decreased 2 basis points to 1.24% compared to 1.26% at March 31, 2025 • Net loan charge-offs of only $1.2 million, or 0.06% of total loans • NPAs decreased 2 basis points to 0.27% of total portfolio loans plus OREO % o f A verage Lo ans Net Loan Charge-offs/(Recoveries) 2Q24 3Q24 4Q24 1Q25 2Q25 $(2) $0 $2 $4 $6 $8 (0.20)% 0.00% 0.20% 0.40% 0.60% 0.80% % o f Po rtfo lio Lo ans and O R EO Nonperforming Assets 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $20 $40 $60 0.00% 0.25% 0.50% 0.75% % o f G ro ss Lo ans ACL 2Q24 3Q24 4Q24 1Q25 2Q25 $0 $20 $40 $60 $80 $100 $120 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50%

20 Net Interest Income Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures $83.6 $84.5 $83.3 $83.3 $86.6 3.85% 3.82% 3.77% 3.81% 3.88% 3.16% 3.23% 3.26% 3.38% 3.48% NII NIM FTE* Peer 2Q24 3Q24 4Q24 1Q25 2Q25 Total Cost of Funds 0.05% 0.07% (0.11)% (0.12)% 2.24% 2.31% 2.20% 2.08% 2.08% Changes in Cost of Funds Cost of Funds 2Q24 3Q24 4Q24 1Q25 2Q25 • Net interest income growth of $3.3 million, or 3.90%, compared to 1Q25 • NIM expansion of 7 basis points to 3.88% • Cost of funds remains stable 0.00% (1) Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. (1)

21 2Q25 2Q25 vs 1Q25 2Q25 vs 2Q24 Debit and Credit Card $4.6 $0.4 ($0.1) Service Charges 4.1 0.1 — Wealth Management 3.0 — — Loss on Sale of Securities — 2.3 3.2 Other 1.8 0.3 (2.9) Noninterest Income $13.5 $3.1 $0.2 Noninterest Income Dollars in millions • Customer activity seasonally higher compared to 1Q25 • No securities repositioning in 2Q25 $16.5 $14.1 $13.7 $12.7

22 2Q25 2Q25 vs 1Q25 2Q25 vs 2Q24 Salaries & Benefits $32.9 $3.0 $2.5 Data Processing 4.8 (0.1) 0.6 Occupancy 4.0 (0.3) 0.4 FF&E 3.4 (0.1) — Other Taxes 2.1 0.6 0.7 Professional Services 1.7 0.5 0.3 Marketing 1.5 (0.1) 0.1 FDIC 1.1 — — Other 6.6 (0.5) (0.1) Noninterest Expense $58.1 $3.0 $4.5 Noninterest Expense Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures • Salaries & benefits increased primarily due to annual merit increases, higher incentives and medical costs

23 Securities • Securities portfolio is only 10% of total assets • 100% of securities portfolio is classified as available for sale • Average duration of 3.9 years • AOCI of $46.1 million related to securities portfolio, if realized, would decrease CET1 ratio by 59 basis points from 14.59% to 14.00% SECURITIES MIX $1,021.2 Dollars in millions

24 Capital Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures TCE / TA* • We have strong capital levels and are well positioned for growth • TCE / TA higher from prior quarter due to lower AOCI and strong earnings 10.21% 10.86% 10.82% 11.16% 11.34% 2Q24 3Q24 4Q24 1Q25 2Q25

Income Statement 2Q25 2024 2023 2022 2021 (Dollars in thousands, except per share data) YTD Net Interest Income $169,895 $334,806 $349,410 $315,783 $276,112 Noninterest Income 23,929 49,083 57,620 58,259 64,696 Total Revenue 193,824 383,889 407,030 374,042 340,808 Noninterest Expense 113,205 218,938 210,334 196,746 188,925 Provision for Credit Losses (1,066) 133 17,892 8,366 16,215 Net Income Before Taxes 81,685 164,818 178,804 168,930 135,668 Taxes 16,384 33,553 34,023 33,410 25,325 Net Income $65,301 $131,265 $144,781 $135,520 $110,343 Diluted Earnings per Share $1.69 $3.41 $3.74 $3.46 $2.81 Financial Data 25

Financial Data 26 Balance Sheet 2Q25 2024 2023 2022 2021 (Dollars in thousands) Total Securities $1,021,183 $987,591 $970,391 $1,002,778 $910,793 Cash and Interest-bearing Deposits 203,118 244,820 233,612 210,009 922,215 Total Net Loans 7,835,854 7,641,464 7,545,528 7,082,645 6,902,936 Other Assets 749,914 784,097 801,995 815,135 752,585 Total Assets $9,810,069 $9,657,972 $9,551,526 $9,110,567 $9,488,529 Total Deposits $7,920,920 $7,783,117 $7,521,769 $7,219,970 $7,996,524 Total Borrowed Funds 250,304 250,314 503,635 439,194 161,314 Other Liabilities 193,352 244,247 242,677 266,744 124,237 Equity 1,445,493 1,380,294 1,283,445 1,184,659 1,206,454 Total Liabilities & Equity $9,810,069 $9,657,972 $9,551,526 $9,110,567 $9,488,529

Net Interest Margin 2Q25 2024 2023 2022 2021 YTD Securities - FTE(1) 3.69% 3.05% 2.61% 2.25% 2.18% Loans - FTE(1) 6.01% 6.24% 6.04% 4.50% 3.84% Total Interest-earning Assets - FTE(1) 5.73% 5.87% 5.64% 4.06% 3.37% Interest-bearing Deposits 2.76% 2.92% 1.92% 0.40% 0.20% Borrowings 4.99% 5.41% 5.59% 3.01% 1.49% Total Costing Liabilities 2.85% 3.09% 2.34% 0.49% 0.24% Net Interest Margin (FTE)(1) 3.84% 3.82% 4.13% 3.76% 3.22% Financial Data (1)Refer to appendix for reconciliation of non-GAAP financial measures 27

Financial Data 28 Loan Portfolio 2Q25 2024 2023 2022 2021 (Dollars in thousands) Commercial Real Estate $3,520,294 $3,388,017 $3,357,603 $3,128,187 $3,236,653 Commercial and Industrial 1,512,027 1,540,397 1,642,106 1,718,976 1,728,969 Commercial Construction 397,785 352,886 363,284 399,371 440,962 Total Commercial 5,430,106 5,281,300 5,362,993 5,246,534 5,406,584 Residential Mortgage 1,678,992 1,649,639 1,461,097 1,116,528 899,956 Home Equity 681,143 653,756 650,666 652,066 564,219 Installment and Other Consumer 100,177 104,757 114,897 124,896 107,928 Consumer Construction 44,016 53,506 63,688 43,945 21,303 Total Consumer 2,504,328 2,461,658 2,290,348 1,937,435 1,593,406 Total Portfolio Loans 7,934,434 7,742,958 7,653,341 7,183,969 6,999,990 Loans Held for Sale — — 153 16 1,522 Total Loans $7,934,434 $7,742,958 $7,653,494 $7,183,985 $7,001,512

Asset Quality 2Q25 2024 2023 2022 2021 (Dollars in thousands) Total Nonaccrual Loans $21,312 $27,937 $22,946 $19,052 $66,291 Nonaccrual Loans/Total Loans 0.27% 0.36% 0.30% 0.27% 0.95% Nonperforming Assets/Total Loans + OREO 0.27% 0.36% 0.30% 0.31% 1.13% Net Charge-offs/Average Loans(1) 0.03% 0.11% 0.18% 0.04% 0.49% Allowance for Credit Losses/Total Portfolio Loans 1.24% 1.31% 1.41% 1.41% 1.41% Allowance for Credit Losses/Nonaccrual Loans 463% 363% 471% 532% 149% Financial Data 29(1) YTD 2Q25 Annualized

Capital 2Q25 2024 2023 2022 2021 Tier 1 Leverage 12.18% 11.98% 11.21% 11.06% 9.74% Common Equity Tier 1 – Risk-Based Capital 14.59% 14.58% 13.37% 12.81% 12.03% Tier 1 – Risk-Based Capital 14.91% 14.90% 13.69% 13.21% 12.43% Total – Risk-Based Capital 16.48% 16.49% 15.27% 14.73% 13.79% Tangible Common Equity/Tangible Assets(1) 11.34% 10.82% 9.88% 9.24% 9.08% Financial Data 30(1)Refer to appendix for reconciliation of non-GAAP financial measures

Appendix Peer Group 31 Company Ticker 1st Source Corporation SRCE Camden National Corp. CAC City Holding Company CHCO CNB Financial Corp. CCNE Community Bank System, Inc. CBU First Commonwealth Financial Corporation FCF First Financial Bancorp. FFBC First Merchants Corporation FRME German American Bancorp Inc. GABC Horizon Bancorp Inc. HBNC Lakeland Financial Corp. LKFN NBT Bancorp Inc. NBTB Northwest Bancshares, Inc. NWBI OceanFirst Financial Corp. OCFC Park National Corporation PRK Peoples Bancorp Inc. PEBO Stock Yards Bancorp Inc. SYBT Tompkins Financial Corporation TMP TowneBank TOWN Univest Financial Corp. UVSP

2Q25 (Dollars in thousands) Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP) Net income (annualized) $127,951 Plus: amortization of intangibles (annualized), net of tax 653 Net income before amortization of intangibles (annualized) $128,604 Average total shareholders' equity $1,436,288 Less: average goodwill and other intangible assets, net of deferred tax liability (375,572) Average tangible equity (non-GAAP) $1,060,716 Return on average tangible shareholders' equity (non-GAAP) 12.12 % Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance. Pre-provision Net Revenue (PPNR)/Average Assets (non-GAAP) Income before taxes $39,984 Plus: Provision for credit losses 1,974 Total $41,958 Total (annualized) (non-GAAP) $168,293 Average assets $9,724,902 PPNR/Average Assets (non-GAAP) 1.73 % Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital. Appendix Definitions of GAAP to Non-GAAP Financial Measures 32

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

(Dollars in thousands)	2Q25	1Q25	4Q24	3Q24	2Q24
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)					
Total shareholders' equity	$1,445,493	$1,418,034	$1,380,294	$1,375,754	$1,321,443
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,646)	(375,837)	(375,931)	(376,154)
Tangible common equity (non-GAAP)	$1,069,971	$1,042,388	$1,004,457	$999,823	$945,289
Total assets	$9,810,069	$9,718,276	$9,657,972	$9,583,947	$9,635,462
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,646)	(375,837)	(375,931)	(376,154)
Tangible assets (non-GAAP)	$9,434,547	$9,342,630	$9,282,135	$9,208,016	$9,259,308
Tangible common equity to tangible assets (non-GAAP)	11.34 %	11.16 %	10.82 %	10.86 %	10.21 %

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

	2Q25	1Q25	4Q24	3Q24	2Q24
Efficiency Ratio (non-GAAP)					
Noninterest expense	$58,114	$55,091	$55,445	$55,365	$53,608
Net interest income	$86,572	$83,323	$83,258	$84,477	$83,594
Plus: taxable equivalent adjustment	590	617	660	671	682
Net interest income (FTE) (non-GAAP)	87,162	83,940	83,918	85,148	84,276
Noninterest income	13,500	10,429	11,071	11,877	13,305
Plus: net loss on sale of securities	—	2,295	2,592	2,199	3,150
Less: gain on Visa Class B-1 exchange	—	—	(186)	(150)	(3,156)
Net interest income (FTE) (non-GAAP) plus noninterest income	$100,662	$96,664	$97,395	$99,074	$97,575
Efficiency ratio (non-GAAP)	57.73 %	56.99 %	56.93 %	55.88 %	54.94 %

The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

	2Q25	1Q25	4Q24	3Q24	2Q24
Net Interest Margin Rate (NIM) (FTE) (non-GAAP)					
Interest income and dividend income	$128,906	$124,848	$127,879	$131,474	$128,765
Less: interest expense	(42,334)	(41,525)	(44,621)	(46,997)	(45,171)
Net interest income	86,572	83,323	83,258	84,477	83,594
Plus: taxable equivalent adjustment	590	617	660	671	682
Net interest income (FTE) (non-GAAP)	$87,162	$83,940	$83,918	$85,148	$84,276
Net interest income (FTE) (annualized)	$349,606	$340,423	$333,848	$338,741	$338,956
Average interest-earning assets	$9,012,011	$8,899,485	$8,860,338	$8,875,757	$8,803,898
Net interest margin (FTE) (non-GAAP)	3.88 %	3.81 %	3.77 %	3.82 %	3.85 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

33

Appendix Definitions of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)	2Q25 YTD	2024	2023	2022	2021
Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP)					
Net income[1]	$131,684	$131,265	$144,781	$135,520	$110,343
Plus: amortization of intangibles, net of tax[1]	712	904	1,042	1,199	1,400
Net income before amortization of intangibles[1]	$132,396	$132,169	$145,823	$136,719	$111,743
Average total shareholders' equity	$1,418,741	$1,330,870	$1,227,332	$1,181,788	$1,186,161
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,656)	(376,181)	(377,157)	(378,303)	(379,612)
Average tangible equity (non-GAAP)	$1,043,085	$954,689	$850,175	$803,485	$806,549
Return on average tangible shareholders' equity (non-GAAP)[1]	12.69 %	13.84 %	17.15 %	17.02 %	13.85 %

Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

	2Q25 YTD	2024	2023	2022	2021
Net Interest Margin Rate (NIM) (FTE) (Non-GAAP)					
Interest income and dividend income	$253,754	$515,872	$477,901	$340,751	$289,262
Less: interest expense	(83,859)	(181,066)	(128,491)	(24,968)	(13,150)
Net interest income per consolidated statements of net income	169,895	334,806	349,410	315,783	276,112
Plus: taxable equivalent adjustment	1,208	2,706	2,550	2,052	2,316
Net interest income (FTE) (non-GAAP)	$171,103	$337,512	$351,960	$317,835	$278,428
Average interest-earning assets	$8,956,057	$8,835,468	$8,519,775	$8,445,958	$8,649,372
Net Interest Margin	3.81 %	3.79 %	4.10 %	3.74 %	3.19 %
Adjustment to FTE basis	0.03 %	0.03 %	0.03 %	0.02 %	0.03 %
Net Interest Margin (FTE) (non-GAAP)	3.84 %	3.82 %	4.13 %	3.76 %	3.22 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

[1] YTD 2Q25 Annualized

34

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

(Dollars in thousands)	2Q25 YTD	2024	2023	2022	2021
PPNR/Average Assets (Non-GAAP)					
Income before taxes	$81,685	$164,818	$178,804	$168,930	$135,668
Less: net losses (gains) on sale of securities	2,295	7,938	—	(198)	(29)
Less: gain on Visa Class B-1 exchange	—	(3,492)	—	—	—
Plus: provision for credit losses	(1,066)	133	17,892	8,366	16,215
Total adjusted income before taxes (non-GAAP)	$82,914	$169,397	$196,696	$177,098	$151,854
Total adjusted income before taxes (annualized) (non-GAAP)[1]	$167,202	$169,397	$196,696	$177,098	$151,854
Average assets	$9,676,053	$9,572,834	$9,276,256	$9,167,038	$9,375,850
PPNR/Average Assets (non-GAAP)[1]	1.73 %	1.77 %	2.12 %	1.93 %	1.62 %

Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

	2Q25 YTD	2024	2023	2022	2021
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)					
Total shareholders' equity	$1,445,493	$1,380,294	$1,283,445	$1,184,659	$1,206,454
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,837)	(376,631)	(377,673)	(378,871)
Tangible common equity (non-GAAP)	$1,069,971	$1,004,457	$906,814	$806,986	$827,583
Total assets	$9,810,069	$9,657,972	$9,551,526	$9,110,567	$9,488,529
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,837)	(376,631)	(377,673)	(378,871)
Tangible assets (non-GAAP)	$9,434,547	$9,282,135	$9,174,895	$8,732,894	$9,109,658
Tangible common equity to tangible assets (non-GAAP)	11.34 %	10.82 %	9.88 %	9.24 %	9.08 %

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

[1] *YTD 2Q25 Annualized*

35

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

(Dollars in thousands)	2Q25 YTD	2024	2023	2022	2021
Interest and Dividend Income					
Interest-bearing deposits with banks	$2,751	$8,855	$7,344	$2,952	$973
Securities	18,450	29,665	25,207	22,449	17,432
Loans	233,160	476,083	442,675	314,774	270,460
Other earning assets	601	1,269	2,675	576	397
Total Interest and Dividend Income	$254,962	$515,872	$477,901	$340,751	$289,262
NIM - Securities (FTE) (Non-GAAP)					
Interest income	$18,394	$29,665	$25,207	$22,449	$17,432
Plus: taxable equivalent adjustment	56	195	238	431	703
Interest income (FTE) (non-GAAP)	$18,450	$29,860	$25,445	$22,880	$18,135
Interest income (FTE) (annualized)[1]	$37,206	$29,860	$25,445	$22,880	$18,135
Average interest-earning assets	$1,001,080	$977,896	$976,095	$1,017,471	$832,304
Net Interest Margin[1]	3.68 %	3.03 %	2.58 %	2.21 %	2.09 %
Adjustment to FTE basis[1]	0.01 %	0.02 %	0.03 %	0.04 %	0.09 %
Net Interest Margin (FTE) (non-GAAP)[1]	3.69 %	3.05 %	2.61 %	2.25 %	2.18 %
NIM - Loans (FTE) (Non-GAAP)					
Interest income	$232,008	$476,083	$442,675	$314,774	$270,460
Plus: taxable equivalent adjustment	1,152	2,511	2,312	1,621	1,613
Interest income (FTE) (non-GAAP)	$233,160	$478,594	$444,987	$316,395	$272,073
Interest income (FTE) (annualized)[1]	$470,185	$478,594	$444,987	$316,395	$272,073
Average interest-earning assets	$7,813,902	$7,673,691	$7,363,738	$7,037,471	$7,084,649
Net Interest Margin[1]	5.98 %	6.20 %	6.01 %	4.47 %	3.82 %
Adjustment to FTE basis[1]	0.03 %	0.04 %	0.03 %	0.03 %	0.02 %
Net Interest Margin (FTE) (non-GAAP)[1]	6.01 %	6.24 %	6.04 %	4.50 %	3.84 %
NIM - Total Interest-earning Assets (FTE) (Non-GAAP)					
Average interest-earning assets	$8,956,057	$8,835,468	$8,519,775	$8,445,958	$8,649,372
Net Interest Margin[1]	5.70 %	5.84 %	5.61 %	4.03 %	3.34 %
Adjustment to FTE basis[1]	0.03 %	0.03 %	0.03 %	0.03 %	0.03 %
Net Interest Margin (FTE) (non-GAAP)[1]	5.73 %	5.87 %	5.64 %	4.06 %	3.37 %

The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

[1] YTD 2Q25 Annualized

36

Christopher J. McComish Chief Executive Officer Mark Kochvar Chief Financial Officer Second Quarter 2025